Exhibit B-39(a)


       AMENDED AND RESTATED ARTICLES OF INCORPORATION
                             OF
          ENTERGY NUCLEAR FINANCE HOLDING COMPANY,

                     (HEREAFTER KNOWN AS
           ENTERGY NUCLEAR FINANCE HOLDING, INC.)


     The   undersigned,  desiring  to  form  a   Corporation

pursuant   to  the  provisions  of  the  Arkansas   Business

Corporation Act (Chapter 27 of Title 4 of the Arkansas  Code

of  1987  Annotated) and any and all acts amendatory thereof or supplemental thereto, hereby certifies that:

     1.    NAME.   The  name of the Corporation (hereinafter

referred to as the "Corporation") is Entergy Nuclear Finance

Holding, Inc.

     2.    DURATION.   The Corporation shall have  perpetual

existence.

     3.    PURPOSES.  The purpose of the Corporation  is  to

engage  in any lawful act or activity for which Corporations may  be  organized  under the Arkansas Business  Corporation

Act.

     The  primary  purpose  for  which  the  Corporation  is

organized,  which  is  provided for  informational  purposes only, is to own property and all activities related thereto,

including investments in and/or extension of credit  support

to,   subsidiaries  devoted  to  the  financing  of  nuclear

acquisitions and operations.

     4.     POWERS.   The  Corporation  shall  have  and  be

entitled  to  exercise  all  of the  powers  conferred  upon

Corporations  by virtue of their existence as authorized  by the Arkansas Business Corporation Act.

     5.   AUTHORIZED SHARES AND RIGHTS OF SHAREHOLDERS.

          (a)    Authorized  Shares  and  Par  Value.    The

Corporation  shall  have  the authority  to  issue,  in  the aggregate, Ten thousand (10,000) shares of common stock,  no par value.

          (b)   Preemptive Rights.  Each share of  stock  in

the  Corporation  shall  entitle the  holder  thereof  to  a preemptive right, for a period of thirty (30) days after the mailing  of written notice to each shareholder of record  at the  shareholder's address appearing on  the  books  of  the

Corporation,   to   purchase,  at  the  subscription   price

designated   by  the  Board  of  Directors,   a   pro   rata

proportional  amount of shares of stock in  the  Corporation which  the  Corporation proposes to issue or any  rights  or options  which  the Corporation proposes to  grant  for  the purchase  of  shares  of  stock in the  Corporation  or  any shares,  bonds,  obligations  or  other  securities  of  the

Corporation which are convertible into or exchangeable  for,

or  which  carry any rights, to subscribe for, purchase,  or otherwise  acquire,  shares  of stock  in  the  Corporation,

whether  now  or  hereafter authorized or  created,  whether having unissued or treasury status, and whether the proposed issue, reissue, transfer, or grant is for cash, property, or any  other  lawful consideration; provided,  however,  there shall be no preemptive rights with respect to:

            (i)  shares,     rights,     options,     bonds,

                 obligations or other securities  issued  to

                 directors,  officers, agents, or  employees

                 of  the Corporation or its subsidiaries  or

                 affiliates  as  compensation  for  services

                 rendered   to   the  Corporation   or   its

                 subsidiaries or affiliates;

            (ii) shares,     rights,     options,     bonds,

                 obligations or other securities  issued  to

                 satisfy conversion or option rights  issued

                 in compliance with these provisions;

            (iii)    shares,    rights,   options,    bonds,

                 obligations or other securities  issued  to

                 effect  a merger, consolidation or plan  of

                 exchange; or

            (iv) shares  authorized  in  these  Articles  of

                 Incorporation  that are issued  within  six

                 (6)  months  from  the  effective  date  of

                 incorporation.

Notwithstanding the foregoing, (i) holders of shares of  any class  without general voting rights, but with  preferential rights  to  distributions or assets shall have no preemptive rights with respect to shares of any class of capital  stock of  the Corporation and (ii) holders of shares of any  class with  general  rights,  but without preferential  rights  to distributions  or  assets, shall have no  preemptive  rights with respect to shares of any class with preferential rights

to   distributions  or  assets  unless   the   shares   with

preferential rights are convertible into or carry a right to subscribe for or acquire shares without preferential rights.

Shares,  rights,  options,  bonds,  obligations  and   other

securities subject to preemptive rights hereunder which  are not  acquired and fully paid for by the shareholder entitled thereto  prior  to the expiration of said  thirty  (30)  day period  may be issued to any person for a period of one  (1)

year after the expiration of said thirty (30) day period for consideration  set  by the Board of Directors  that  is  not lower  than  the  consideration  set  for  the  exercise  of preemptive rights, and any offer at a lower consideration or after  the expiration of said one (1) year period  shall  be subject to preemptive rights in favor of the shareholders of the Corporation as provided herein.

          (c)  Authorization of Options and Restrictions  on

the  Corporation's Shares.  The President and the  Secretary

of the Corporation shall have the authority on behalf of the

Corporation   to  enter  into  any  contract   between   the

Corporation and any or all of its shareholders (i)  imposing restrictions on the future transfer, hypothecation or  other disposition  of  the  Corporation's shares,  (whether  inter vivos,  by  inheritance, testamentary gift,  or  otherwise),

(ii) granting purchase options to the Corporation and/or its shareholders with respect to the Corporation's shares, (iii)

requiring   the  Corporation  and/or  its  shareholders   to

purchase the Corporation's shares upon stated contingencies,

(iv)  requiring  the  Corporation  or  its  shareholders  or another  person to approve the transfer of the Corporation's shares, or (v) prohibiting the transfer of the Corporation's shares  to designated persons or classes, provided that  the prohibition is not manifestly unreasonable.  Any and all  of such restrictions, options or requirements may be imposed on all shares of stock in the Corporation, issued and unissued,

upon  the approval of the Board of Directors and the consent of all shareholders.

      6.    REGISTERED AGENT AND OFFICE.  The  name  of  the

initial  registered  agent and the address  of  the  initial registered  office of this Corporation are:  The Corporation

Company,  425 West Capitol Avenue, Suite 1700, Little  Rock,

Arkansas, 72201.

     7.   DIRECTORS.

          (a)  Number.  The number of directors constituting

the  initial Board of Directors of the Corporation shall  be three  (3),  and  they shall serve until  the  first  annual shareholder's  meeting, or until their respective  successor

is   elected  and  qualified.   Thereafter,  the  number  of

directors from time to time shall be fixed by the  Board  of

Directors as provided in the Bylaws.

          (b)   Cumulative Voting for Election of Directors.

All rights to vote and all voting power shall be exclusively vested in the common stock, and each holder thereof shall be entitled at each and every election of directors to as  many votes  as  shall  equal the number of shares  held  by  such shareholder  multiplied by the number  of  directors  to  be

elected.   Each  holder may cast all of  such  votes  for  a

single candidate or may distribute such votes among all  the candidates or for any two or more of the candidates  as  the holder  may see fit.  Upon all other matters each holder  of common  stock shall be entitled to one vote for  each  share held by such holder.

          (c)  Limitation on Director Liability.  A director

of  the  Corporation shall not be personally liable  to  the

Corporation  or  its shareholders for monetary  damages  for breach  of fiduciary duty as a director; provided,  however,

this provision shall not eliminate or limit the liability of a  director  (i)  for any breach of the director's  duty  of loyalty  to  the Corporation or its shareholders,  (ii)  for acts  or  omissions  not  in good  faith  or  which  involve intentional misconduct or a knowing violation of law,  (iii)

for  voting for or assenting to an unlawful distribution  by the  Corporation,  as provided in Section  4-27-833  of  the

Arkansas  Business Corporation Act, (iv) for any transaction from  which  the  director  derived  any  improper  personal benefit,  or  (v) for any action, omission,  transaction  or breach  of  a  director's  duty  creating  any  third  party liability to any person or entity other than the Corporation or  its  shareholders.  If the Arkansas Business Corporation

Act is amended after the effective date of incorporation  to authorize  corporate action further eliminating or  limiting the personal liability of directors, then the liability of a director  of the Corporation shall be eliminated or  limited to  the  fullest  extent permitted by the Arkansas  Business

Corporation  Act, as so amended.  Any repeal or modification of  the  foregoing  paragraph by  the  shareholders  of  the

Corporation  shall  not  adversely  affect  any   right   or

protection of a director of the Corporation existing at  the time of such repeal or modification.

          (d)   Indemnification.  Directors and officers  of

the  Corporation shall be indemnified by the Corporation  to the  fullest  extent  now  or  hereafter  permitted  by  the

Arkansas Business Corporation Act (and specifically  Section

4-27-850   thereof)  in  connection  with  any   actual   or

threatened action or proceeding (including civil,  criminal,

administrative, or investigative proceedings) arising out of their  service to the Corporation or to another organization at the Corporation's request.  Persons who are not directors and officers of the Corporation may be similarly indemnified with  respect  to  their service to the  Corporation  or  to another  organization at the Corporation's  request  to  the extent authorized at any time by resolution of the Board  of

Directors.

     8.   AMENDMENT TO ARTICLES OF INCORPORATION.  From time

to   time  any  of  the  provisions  of  these  Articles  of

Incorporation may be amended, altered or repealed, and other provisions  authorized by the laws of the State of  Arkansas at  the time in force may be added or inserted in the manner and  at the time prescribed by said laws, and all rights  at any  time conferred upon the shareholders of the Corporation by  these  Articles of Incorporation are granted subject  to the provisions of this Article.

     9.     INCORPORATOR.   The  name  and  address  of  the

incorporator are:


                     John M. Adams, Jr.
                   Entergy Services, Inc.
                      639 Loyola Avenue

                   New Orleans, LA  70113

     IN WITNESS WHEREOF, the undersigned has hereunto set my hand as Incorporator of this Corporation effective as of the 24th day of August, 2001.


___________________________
John M. Adams, Jr., Incorporator